Ropes & Gray
                            One International Place
                             Boston, MA 02110-2624
                             Phone: (617) 951-7000
                              Fax: (617) 951-7050



                                                              December 27, 2001




Liberty Floating Rate Advantage Fund
One Financial Center
Boston, Massachusetts  02111

         Re:      Liberty Floating Rate Advantage Fund
                  Post-Effective Amendment No. 8 under the
                    Investment Company Act of 1940 (the "1940 Act") (1940 Act
                  Registration No. 811-09709)
                  (the "Registration Statement")

Dear Ladies and Gentlemen:

     You have informed us that you propose to register under the Securities Act of 1933, as amended (the "Act"), and offer and sell from time to time shares of beneficial interest (the "Shares") of Liberty Floating Rate Advantage Fund (the "Trust"). We understand that our opinion dated December 13, 2000, as filed on such date as part of the Trust's registration statement on Form N-2 (the "Opinion"), is incorporated by reference into the Registration Statement and is to be used in connection with the registration of up to 17,000,000 Shares (including 7,000,000 Class B Shares, 6,000,000 Class C Shares and 4,000,000 Class Z Shares) for offering and sale pursuant to the Act. We hereby consent to the incorporation by reference of the Opinion into the Registration Statement relating to such offering and sale, notwithstanding the language in the concluding paragraph of the Opinion.

                                                     Very truly yours,

                                                     /s/ Ropes & Gray

                                                     Ropes & Gray



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